Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

La Jolla Pharmaceutical Company

San Diego, CA

We consent to the incorporation by reference in Registration Statements (No. 333-193016), (No. 333-207212), (No. 333-214722), (No. 333-221197) and (No. 333-227819) on Form S-8 of La Jolla Pharmaceutical Company of our report dated March 9, 2022 relating to the consolidated financial statements of La Jolla Pharmaceutical Company appearing in this Annual Report on Form 10-K of La Jolla Pharmaceutical Company for the year ended December 31, 2021.

/s/ BAKER TILLY US, LLP

March 9, 2022

San Diego, California